EXHIBIT 99.1

SolarWindow: The CEO’s Year End Summary and 2020 Outlook

VESTAL, New York, Dec. 09, 2019 (GLOBE NEWSWIRE) -- SolarWindow Technologies, Inc. (Symbol: WNDW), developer of transparent coatings to convert ordinary glass into electricity-generating windows, is pleased to provide this 2020 outlook and a stockholder update on the Company’s plans to advance its products to market.

Dear Valued Stockholders and Supporters:

First and foremost, I want to thank all of you for the confidence and trust you have placed in me and the entire SolarWindow team.

With your support, we have continued to strive forward in our goal of manufacturing and installing SolarWindow products to turn commercial buildings into electricity generators.

Recently, I watched someone holding one of our current SolarWindow modules (identical to the one shown in this video: https://youtu.be/NfqkLoN87ug), which was then connected to a voltmeter to show electricity being generated.

You could literally see the wheels turn in his head thinking about all the possible ways that electricity-generating glass could be used world-wide.

As you know, SolarWindow is targeting the U.S. commercial property market, in which an estimated 5.6 million buildings consume almost $150 billion in electricity annually.

According to independently-validated company power and financial modeling, transparent electricity-generating windows could potentially cut this energy cost by up to 50%.

Since most of the electricity in the U.S. is generated by burning fossil fuels, such a significant cost reduction could be transformational for the environment and for business.

Given the potential enormity of the market for our electricity-generating coating technology, SolarWindow has been covered by notable news outlets, including CNBC, Wall Street Journal, Engineering.com, National Geographic, Fast Company, Voice of America and Scientific American.

2018 - 2019: A Pivotal Period for the Company.

In 2018, we completed our largest financing to date, when our Chairman, himself an owner of a number of commercial real estate properties in the U.S. and Canada, increased his investment in the Company by an additional $24.9 million.

This significant capital infusion clearly shows his long-term faith in our technology, as well as his belief in the potential impact that electricity-generating windows could have in offsetting his electricity costs while increasing the value of his real estate.

Along with attracting additional capital and refining SolarWindow production process layouts and design, our focus remains steadfast on advancing our technology to market.

A few of the many milestones we completed include:

  Teaming with a world leader in glass handling equipment design and operations to assist us with our proprietary coating and fabrication manufacturing processes;

  Increasing power output and transparency for our electricity-generating coatings, and

  Winning the award of an advanced materials manufacturing grant through a Cooperative Research and Development Agreement by the U.S. Department of Energy (DOE) Office of Energy Efficiency and Renewable Energy’s (EERE) Advanced Manufacturing Office (AMO).

I also am pleased to report that during 2019, we added a number of talented individuals to our team, including three members to our Board of Directors, two Advisory Board additions, a Principal R&D Scientist and a Manager of Strategic Programs & Operations.

For the backgrounds of our entire team, please visit our website at www.solarwindow.com, where you can also sign up to receive late breaking news via email or through social media.

Next: Preparing for Manufacturing and Production.

Our goals are clear: to bring SolarWindow transparent electricity-generating glass products to market.

With more than $16 million in cash and no debt (FYE 2019), we enter 2020 with ample financial and personnel resources in place to pursue our near-term goals.

Currently, one of our priorities is to secure a joint venture manufacturing, production and marketing partnership.

In anticipation of a possible joint venture agreement, we have ordered high-volume specialty-coatings equipment for our SolarWindow™ glass process, and are working towards creating the unique fabrication processes required to manufacture our electricity-generating glass products.

We will also continue to build and protect on our IP portfolio. Presently, our technology is the subject of over ninety (90) U.S. and International Patent and Trademark filings.

These are exciting times for your company. Although there is no assurance that we will fully complete all our ambitions for 2020, we will continue to work hard and move forward with your continued long-term and enthusiastic support.

On behalf of the entire team at SolarWindow, I wish you all a wonderful Holiday season and the very best in 2020 and beyond.

Very truly yours,

John A. Conklin
President & CEO
SOLARWINDOW TECHNOLOGIES, INC.

About SolarWindow Technologies, Inc.

SolarWindow Technologies, Inc. (Symbol: WNDW; www.solarwindow.com) creates transparent electricity-generating liquid coatings. When applied to glass or plastics, these coatings convert passive windows into electricity-generating windows, which produce power under natural, artificial, low, shaded, and even reflected light conditions.

Targeting the estimated 5.6 million U.S. commercial buildings, which consume almost $150 billion in electricity annually, the company’s transparent electricity-generating windows could reduce energy costs by up to 50% and achieve a one-year financial payback for building owners, the industry’s fastest financial return, according to independently-validated company power and financial modeling.

Power and Financial Model, and Electricity Cost Reductions Disclaimer

The company’s Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations, which are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 360 degrees building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide equivalents. Actual power, energy production and carbon dioxide equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

The Company’s Power & Financial Model for SolarWindow™ electricity-generating coatings to potentially reduce electricity costs by as much as 50% per year must consider several factors that includes: energy demand; electrical energy rate structure; incorporating energy-efficient management strategies into the design, construction, and operation of the buildings; undertaking retrofits to improve the efficiency of existing buildings; incorporating renewable energy technologies for onsite energy production; and reducing site energy use through low-energy building technologies.  Minimizing energy use through efficient building design and operation should be one of the most important criterion and highest priority of all energy offsetting programs.

For additional information, please call Amit Singh at 800-213-0689 or visit: www.solarwindow.com.

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To view the full HTML text of this release, please visit: http://solarwindow.com/media/news-events/.

Media Contact:
Damaak Group
800-213-0689
media@solarwindow.com

Social Media Disclaimer

SolarWindow investors and others should note that we announce material information to the public about the Company through a variety of means, including our website (https://www.solarwindow.com/investors), through press releases, SEC filings, public conference calls, via our corporate Twitter account (@solartechwindow), Facebook page (https://www.facebook.com/SolarWindowTechnologies) and LinkedIn page (https://www.linkedin.com/company/solar-window-technology/) in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD. We encourage our investors and others to monitor and review the information we make public in these locations as such information could be deemed to be material information. Please note that this list may be updated from time to time.

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although SolarWindow Technologies, Inc. (the “company” or “SolarWindow Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “our goals,” “our mission,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the company's products, technical problems with the company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that SolarWindow Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.